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                                                                     EXHIBIT 8.1


                                   [PR Letter]








                                 August 7, 2001




American Spectrum Realty, Inc.
1800 East Deere Avenue
Santa Ana, California  92705


Ladies and Gentlemen:

                  We have acted as counsel to American Spectrum Realty, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a registration statement on Form S-4 under the Securities Act of 1933 (the "Registration Statement") originally filed with the Securities and Exchange Commission on August 14, 2000 (File No. 333-43686), as amended through the date hereof. The Registration Statement pertains to the solicitation of consent of limited partners (the "Limited Partners") of Sierra Pacific Development Fund, Sierra Pacific Development Fund II, Sierra Pacific Development Fund III, Sierra Pacific Institutional Properties V, Sierra Pacific Pension Investors '84, Nooney Income Fund Ltd., L.P., Nooney Income Fund Ltd., II, L.P. and Nooney Real Property Investors-Two, L.P. (the "Funds") to consolidate the Funds into the Company (the "Consolidation") by contributing the assets of the Funds to the Company in exchange for capital stock or notes of the Company (the "Solicitation to Consolidate"). You have requested our opinion on certain federal income tax matters in connection with the Solicitation to Consolidate.

                  In connection with the opinions rendered below, we have examined such statutes, regulations, records, certificates and other documents as we have deemed necessary or appropriate for purposes of this opinion including the following: (1) the Registration Statement,
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American Spectrum Realty, Inc.
August 7, 2001
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(2) the Articles of Incorporation of the Company, (3) certain written representations contained in a letter to us dated as of the date hereof and executed by the president of the Company (the "Representation Letter") setting forth certain representations relating to the organization and proposed operation of the Company and certain other related entities including an operating partnership (the "Operating Partnership") and a management company (the "Management Company").

                  In connection with the opinions rendered below, we have assumed with your consent generally that:

                  1. each of the documents examined as referred above is authentic, if an original, or is accurate, if a copy; and has not been amended;

                  2. during each taxable year, beginning with the taxable year ending December 31, 2003, the Company will operate in such a manner that will make the representations contained in the Representation Letter, true for such years;

                  3. the Company will not make any amendments to its organizational document, after the date of this opinion that would affect the Company's qualification as a real estate investment trust (a "REIT") for any taxable year;

                  In connection with the opinions rendered below, we also have relied upon the correctness of the representations in the Representation Letter.

                  For purposes of our opinion, we made such factual and legal inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation of the facts contained in the documents and assumptions set forth above, the factual representations set forth in the Representation Letter, or the Registration Statement. We consequently have relied upon the factual representations in the Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material facts relevant to our opinion.

                  In addition, to the extent that any of the representations provided to us in the Representation Letter are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individuals making such representation the relevant portion of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such representations.
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American Spectrum Realty, Inc.
AUGUST 7, 2001
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                  Based on the documents and assumptions set forth above, the representations set forth in the Representation Letter, and the discussion in the Prospectus under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that:

                  (a) commencing with the Company's taxable year ending December 31, 2003 the Company will be organized in conformity with the requirements for qualification as a REIT pursuant to section 856 through 860 of the Code, and if the Company operates as described in the Registration Statement it will satisfy the requirements for qualification and taxation as a REIT under the Code;

                  (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations," including the material tax consequences described therein, are correct in all material respects and the discussion contained therein fairly summarizes the federal tax considerations that are material to Limited Partners.

                  (c) Based on and subject to the foregoing, the discussion set forth in the Prospectus under the heading "Federal Income Tax Considerations" insofar as it constitutes matters of law, summaries of legal matters or legal conclusions, are the opinions of Proskauer Rose LLP.

                  For a summary of the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues under the heading "Federal Income Tax Considerations."

                  We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Representation Letter. Accordingly, no assurance can be given that the actual results of the Company's operations the sources of its income, the nature of its assets, the level of the Company's distributions to its stockholders and the diversity of the Company's stock ownership for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

                  The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The
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American Spectrum Realty, Inc.
August 7, 2001
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Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT under the Code.

                  The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters as set forth in the Registration Statement, Proskauer Rose LLP is not opining as to whether gain will be recognized by the Funds in the Consolidation or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Consent Solicitation Statement/Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange commission.


                                          Very truly yours,

                                          /s/ PROSKAUER ROSE LLP
                                          ------------------------------------
                                          PROSKAUER ROSE LLP